December 16, 1998
(Name)
ICG Communications, Inc.
161 Inverness Drive West
Englewood, Colorado 80112

Dear (Name):

     ICG Communications, Inc. (the "Company") recognizes that your contribution to the growth and success of the Company as an executive officer of the Company has been and continues to be significant. Accordingly, the Company is entering into this Agreement (the "Agreement") with you in recognition of your past and continuing efforts as a valuable executive employee of the Company.

     1.   Effective Date of Agreement

          This Agreement shall become effective as of the date indicated above.

     2.   "Gross-Up Payment"

          (a) In the event any payments paid or payable to you by the Company or any benefits received or receivable by you from the Company are the type encompassed within Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (collectively, the "Executive Payments") and are subject to the tax imposed by
               Section 4999 of the Code (or any similar tax that may hereafter be imposed by the Internal Revenue Service), and/or any comparable or similar tax imposed by any state or local taxing authority, including, without limitation, any interest or penalties due thereon (collectively, the "Excise Tax"), the Company shall pay to you in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by you after deduction of the Excise Tax on the Gross-Up Payment, as well as any other taxes (including without limitation Federal, state and local income taxes) due solely as a result of payment of the Gross-Up Payment, shall be equal to the full amount of the Executive Payments.

          (b) Nothing in this Section 2 shall be construed to require the Company to pay any amounts due by you in respect of Federal, state and local income taxes on the Executive Payments (other than the Excise Tax and the other taxes, interest and penalties, if any, referred to in Section 2(a)).

          (c) The Gross-Up Payment shall be made promptly upon the Company's receipt of notice from you and/or your tax advisor, which advisor shall be selected by you and reasonably satisfactory to the Company, of the reasonable determination that the Excise Tax is due and payable as a result of the Executive Payments. The Company shall make the Gross-Up Payment at the time such determination has been made that the Excise Tax is due and payable, whether or not you are still employed by the Company at such time.

     3.   Successors

          This Agreement will inure to the benefit of and be enforceable by your
          personal   or  legal   representatives,   executors,   administrators,
          successors, heirs, distributees, devisees and legatees.

     4.   Governing Law

          This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.

     5.   Additional Compensation

          This Agreement and the payments provided for herein are in addition to, and not in lieu of, any and all compensation arrangements, including without limitation, existing employment, stock option and other benefit plans and agreements, as applicable, now existing or hereinafter entered into, between you and the Company and its subsidiaries.

     6.   Survival

          This Agreement and the rights and obligations hereunder shall survive the termination of your employment with the Company and shall continue to be binding on the Company and its successors and assigns until all obligations hereunder have been satisfied in full.

         Kindly indicate your agreement with, and acknowledgement of, the terms of this Agreement by signing this letter where indicated below.

                                             Sincerely,

                                             ICG COMMUNICATIONS, INC.


                                             By:________________________
                                                  Name: (Name)
                                                  Title: (Title)

Acknowledged and agreed to as of the 16th day of December, 1998.


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(Name)